                                                                    EXHIBIT 99.2


                                780,733 SHARES

                               EXIDE CORPORATION

                                 COMMON STOCK
                               ($.01 PAR VALUE)

     This Prospectus covers the sale from time to time by the stockholders listed in Appendix A hereto (the "Selling Stockholders") of 780,733 shares (the "Shares") of Common Stock, $.01 par value, of Exide Corporation (the "Company" or "Exide") which were issued to the Selling Stockholders pursuant to the Company's 1993 Stock Incentive Plan. See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Shares.

     The Shares or any part of the Shares may be sold from time to time by any of the Selling Stockholders or by donees or transferees, directly or through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of Shares for whom they may act as agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). The Shares may be sold in amounts and on terms to be determined at the time of sale. The Selling Stockholders reserve the sole right to accept and, together with any agent of the Selling Stockholders, to reject in whole or in part any proposed purchase of the Shares. Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer. To the extent required, the Company will prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to this Prospectus. See "Plan of Distribution."

     The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration Statement under which this Prospectus is filed.

     The Common Stock of the Company is listed on the New York Stock Exchange, Inc. ("NYSE") under the symbol EX. On January 19, 1996, the last reported sales price of the Common Stock on the NYSE was $48-1/8 per share.



                        ------------------------------



 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
    HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.



                        ------------------------------




                The date of this Prospectus is January 23, 1996

                             AVAILABLE INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission") Registration Statement on Form S-8 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act covering the sale of the Shares by the Selling Stockholders from time to time. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the Company pursuant to the Exchange Act, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 75 Park Place, New York, New York 10007 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, reports, proxy statements and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, upon which the Common Stock of the Company is traded.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-11263) are incorporated herein by reference:

     (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

     (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 1995 filed on November 15, 1995, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 1995 filed on August 16, 1995, as amended by the Company's Quarterly Report on Form 10-Q/A filed on September 27, 1995, the Company's Current Report on Form 8-K filed on November 22, 1995, the Company's Current Report on Form 8-K filed on September 29, 1995, the Company's Current Report on Form 8-K filed on September 8, 1995, the Company's Current Report on Form 8-K filed on August 29, 1995 and the Company's Current Report on Form 8-K filed on June 2, 1995, as amended by the Company's Current Report on Form 8-K/A filed on July 31, 1995; and

     (iii) the description of the Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 33-56581) filed on November 23, 1994.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to Bernard F. Stewart, Executive Vice President and General Counsel, Exide Corporation, 1400 North Woodward Avenue, Bloomfield Hills, Michigan 48304, telephone (810) 258-0080.


                                  THE COMPANY

     The Company is the leading manufacturer and marketer of starting, lighting and ignition ("SLI") batteries in the world. Through its acquisitions of B.I.G. Batteries Group Limited, Sociedad Espanola del Acumulador Tudor, S.A. and Compagnie Europeenne d'Accumulateurs S.A. ("CEAC"), as well as its assumption of the customers of Gemala Battery Company Limited ("Gemala Battery"), the Company has become Europe's largest producer and marketer of SLI batteries and industrial batteries.


NORTH AMERICA

     Exide and its affiliates have a unit market share in SLI batteries of approximately 39% in the United States and Canada, based on information provided by an industry trade association. The Company believes that it is the lowest cost major producer in its North American markets. Over 80% of all automotive batteries sold in the United States and Canada are sold in the aftermarket, and in fiscal 1995 approximately 88% of the

Company's unit sales were of automotive replacement batteries. The aftermarket is influenced more by the age and number of vehicles in service than new production levels and tends to be less cyclical than the original equipment manufacturing ("OEM") market. In April 1994, Sears, Roebuck & Co., one of the largest retailers of SLI batteries in the United States, selected the Company as the primary supplier of its batteries, including the Die Hard/(R)/ brand. Exide is the leading supplier for 17 of the 20 largest battery retailers in the United States, including NAPA Distribution Centers, Kmart Corp., Northern Automotive Corporation, Montgomery Ward & Co. and The Pep Boys-Manny, Moe & Jack.

     The Company also produces SLI batteries for the OEM market in North America, principally for Chrysler Corporation for whom it is the primary supplier. Other products manufactured by Exide include batteries for trucks, farm and other off-road vehicles, boats, garden tractors and golf carts, battery chargers and accessories, wheel weights and remanufactured starters and alternators.

     Current management, which is led by Arthur M. Hawkins, Chairman, President and Chief Executive Officer, who joined Exide in 1985, has transformed the Company into a marketing-driven business by developing a new customer base focused on leading mass-merchandisers, auto supply chains and wholesalers and introducing merchandise displays, innovative packaging and programs to assist customers in marketing and inventory management. To support and expand this customer base, Exide has expanded its Company-owned distribution system from 12 wholesale branch outlets in 1985 to over 130 today. These outlets, which distribute Exide batteries to both large accounts and local dealers and other small volume customers, also allow the Company to collect used batteries for recycling in its lead smelters as part of its recycling program aimed at reducing costs and protecting the environment. In addition, in recent years the Company has introduced several new products including an advanced line of maintenance-free batteries and an emergency vehicle battery. The Company, which markets its products under various trademarks including Exide, Willard and Prestolite, has strengthened its brand recognition through promotional activities, including sponsoring a NASCAR Winston Cup racing team and an Indianapolis-type car.

     For the fiscal year ended March 31, 1995, Exide's North American operations would have accounted for approximately 39.2% of Exide's total net sales pro forma for the recent acquisitions.


EUROPE

     Exide is the leading manufacturer and marketer of SLI and industrial batteries in Europe with major market presence in France, Spain, Portugal, Italy, Germany, the United Kingdom, Sweden, Denmark, Finland and Norway. The Company believes it is one of the lowest cost, highest quality suppliers of SLI and industrial batteries in Europe. SLI batteries and industrial batteries accounted for approximately 53% and 41%, respectively, of the net sales of Exide's European operations for the fiscal year ended March 31, 1995 pro forma for the recent acquisitions.

Approximately 70% of all automotive batteries sold in Europe are sold in the aftermarket and approximately 76% of the automotive battery net sales of Exide's operations in Europe during fiscal 1995 were of automotive replacement batteries. Exide produces SLI batteries for the European OEM market and is one of the major suppliers to Fiat S.p.A. ("Fiat"), the Volkswagen group (Volkswagen AG/AUDI AG/Seat/Skoda Automobilova AS), the PSA group (Peugeot S.A./Citroen), the Renault group and Volvo. By assuming the customers of Gemala Battery, the Company is also a supplier to Ford Motor Co. in Europe. The Company's SLI battery brand strategy in Europe is based on well recognized brands, including Tudor, Hagen Batterie, Exide, Fulmen and Sonnenschein. On a going forward basis, the Company will focus its SLI battery marketing efforts on these strong brands. Standby batteries represented approximately 47% and traction batteries represented approximately 53% of industrial battery sales of the Company in fiscal 1995. Major standby battery customers include telecommunications companies and European navies. Major traction battery customers in Europe include the electric vehicle operations of the Linde group (Still GmbH, LL Fenwicks, Fiat and Lansing), Clark and Jungheinrich. As in the automotive market, the Company's industrial battery brands, including TS, Hagen Batterie, Tudor, Fulmen, Sonnenschein, Chloride Motive Power, Magneti Marelli and ASTA, are well recognized in their markets.

     For the fiscal year ended March 31, 1995, Exide's European operations would have represented approximately 60.8% of Exide's total net sales pro forma for the recent acquisitions.


                         ----------------------------

     The Company is a Delaware corporation organized in 1966 to succeed to the business of a New Jersey corporation founded in 1888 by Thomas A. Edison. The principal executive offices of the Company are located at 1400 North Woodward Avenue, Bloomfield Hills, Michigan 48304, telephone number (810) 258-0080.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY


     The Common Stock is listed and traded on the NYSE under the symbol EX. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Common Stock, as reported on the NYSE Composite Transactions Tape.


                                                   SALES PRICE
                                                ------------------
                                                  HIGH      LOW
                                                --------  --------

Fiscal year ended March 31, 1994:
  Third Quarter (commencing October 29, 1993)..  $29-3/8   $20
  Fourth Quarter...............................   42-1/4    29-3/8
Fiscal year ended March 31, 1995:
  First Quarter................................   50-1/4    35-5/8
  Second Quarter...............................   53-1/2    45-5/8
  Third Quarter................................   56-1/4    47
  Fourth Quarter...............................   57-1/2    32-3/4
Fiscal year ending March 31, 1996:
  First Quarter................................   43-5/8    30-3/8
  Second Quarter...............................   53-1/2    44
  Third Quarter................................   49-5/8    42-5/8
  Fourth Quarter (through January 19, 1996)....   51-1/8    45-3/4

  See the cover page of this Prospectus for a recent price of the Common Stock.

     The Company has paid cash dividends of $.02 per share on the Common Stock in each completed quarter following its initial public offering in 1993. The Company expects to continue to pay quarterly cash dividends on the Common Stock. The declaration and payment of dividends on the Common Stock will be subject to the discretion of the Board of Directors of the Company. The timing and amount of dividends, if any, will depend, among other things, on the Company's results of operations, financial condition, cash requirements and other factors deemed relevant by the Board of Directors. In addition, the Company's credit agreement and indentures contain certain restrictions on its ability to pay dividends.


                             SELLING STOCKHOLDERS

     The Selling Stockholders received their shares pursuant to the Company's 1993 Stock Incentive Plan. See Appendix A for certain information regarding the Selling Stockholders.

                             PLAN OF DISTRIBUTION

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Shares or any part thereof may be sold from time to time by any of the Selling Stockholders or by donees or transferees, directly or through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of Shares for whom they may act as agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). The Shares may be sold in amounts and on terms to be determined at the time of sale. The Selling Stockholders reserve the sole right to accept and, together with any agent of the Selling Stockholders, to reject in whole or in part any proposed purchase of the Shares. Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer.

     To the extent required, the Company will prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to this Prospectus.

     Offers or sales of the Shares have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to such Shares for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each Selling Stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders or any such other person. All of the foregoing may affect the marketability of the Shares and the brokers' and dealers' ability to engage in market-making activities with respect to the Shares.

                                    EXPERTS


     The audited consolidated financial statements and schedules of the Company incorporated by reference in this Prospectus and elsewhere in the registration statement as of March 31, 1995 and 1994 and for each of the three fiscal years ended March 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto dated June 27, 1995, also incorporated by reference in reliance upon the authority of such firm as experts in giving said report. Reference is made to said report on the consolidated financial statements, which includes an explanatory paragraph with respect to the change in the method in accounting for postretirement employee benefits other than pensions in fiscal 1994 as discussed in Note 8 to the consolidated financial statements incorporated by reference herein from the Company's Form 10-K for the fiscal year ended March 31, 1995.

     The audited consolidated financial statements of CEAC incorporated by reference in this Prospectus for the three years ended December 31, 1994, 1993 and 1992 and as of December 31, 1994 and 1993 have been audited by Ernst & Young Audit, independent accountants, as indicated in their report with respect thereto dated March 31, 1995 and are incorporated by reference.

     The audited consolidated financial statements of Schuylkill Holdings, Inc. and its subsidiary as of December 31, 1994 and for the year then ended incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the ability of the Schuylkill to continue as a going concern).

                                  APPENDIX A

                      to Prospectus of Exide Corporation

                            With Respect to 780,733

                            Shares of Common Stock


                             Selling Stockholders
                             --------------------


                                                                                             SHARES OWNED AFTER OFFERING
                                                                                             ---------------------------
                         POSITIONS WITH
                         EXIDE IN PAST                  SHARES OWNED                                          % OF CLASS
NAME                     THREE YEARS                    BEFORE OFFERING   SHARES OFFERED     NUMBER           IF OVER 1%
----                     --------------                 ---------------   --------------     ------           ----------

Arthur M. Hawkins        Chairman, President,           2,345,942         240,406            2,105,536         10.0
                         CEO and Director

Douglas N. Pearson       Executive Vice President         504,075          61,840              442,235          2.1
                         and Director

William J. Rankin        Executive Vice President         113,245          30,920               82,325
                         and Director

Alan E. Gauthier         Executive Vice President          32,620          30,920                1,700
                         and Director

William H. Barnes        Senior Vice President             31,020          30,920                  100

Richard R. Randles       Division President                23,190          23,190                    0

Jack J. Sosiak           Executive Vice President          50,732          23,190               27,542

Bernard F. Stewart       Executive Vice President,         23,195          23,190                    5
                         Secretary and
                         General Counsel

Rodney D. Watson         President, Sure Start             23,190          23,190                    0
                         Division

Joseph C. Calio III      Senior Vice President             37,518          15,460               22,058


Milo E. Huddelston       Vice President                       15,460          15,460             0

Rex E. Luzader           Vice President                       15,760          15,460           300

Steven C. Schwan         Vice President                       15,460          15,460             0

Michael G. Shaw          Vice President                       15,460          15,460             0

Nicholas Stratigeas      Vice President                       16,364          15,460           904

John P. Baranski, Jr.    Vice President                       11,595          11,595             0

William J. Fittipaldi    Plant Manager - Plastics             11,595          11,595             0

L. Sam Holden            Senior Plant Manager                 11,595          11,595             0

Michael D. Roberts       Senior Plant Manager                 11,595          11,595             0

Carl J. Anderson         Director of Engineering               7,730           7,730             0

Jeffrey R. Barna         Sales Director                        7,734           7,730             4

Gerald A. Beaky          Plant Manager                         7,730           7,730             0

Jack P. Bergeron         Director of Production                7,730           7,730             0

James A. Bourne          Vice President                        7,730           7,730             0

Dennis D. Bowe           Sales Director                        7,730           7,730             0

Peter N. Cutler          Sales Director                        7.730           7,730             0

Gary L. Hackenberg       Vice President                        7,784           7,730            54

                                                                                         SHARES OWNED AFTER OFFERING
                                                                                         ---------------------------
                              POSITIONS WITH
                              EXIDE IN PAST         SHARES OWNED                                          % OF CLASS
NAME                          THREE YEARS           BEFORE OFFERING   SHARES OFFERED     NUMBER           IF OVER 1%
----                          --------------        ---------------   --------------     ------           ----------
Fred A. Liebmann         Director of Pricing                   7,730           7,730             0

Leonard J. Littlehale    Sales Director                        7,730           7,730             0

Anand P. Rendall         Vice President                        7,830           7,730           100

William A. Schaefer      Plant Manager                         7,730           7,730             0

Jarvis M. Chappell       Division Vice President               3,865           3,865             0

Jeffrey H. Concannon     Sales Director                        3,865           3,865             0

Mark A. Hoffman          Sales Director                        3,869           3,865             4

Joseph T. Kenny          Sales Director                        3,865           3,865             0

James R. Leupold         Sales Director                        3,865           3,865             0

Howard A. Master, Jr.    Plant Manager                         3,865           3,865             0

Allen G. Moore           Division Vice President               3,865           3,865             0

Rogan C. Murdock         Sales Director                        3,865           3,865             0

Stephen Nylund           Sales Director                        3,865           3,865             0

Robert A. Pesek          Sales Director                        3,865           3,865             0

William Spears           Division Vice President               3,865           3,865             0

Robert A. Thomson        Sales Director                        3,865           3,865             0

James Werbe              Plant Manager                         3,865           3,865             0

Willard L. Yates         Sales Director                        3,965           3,865           100

Jeffrey M. Bachamp       Plant Superintendent                  2,319           2,319             0

Gregory W. Stoermer      Plant Manager                         2,319           2,319             0

James E. Toews           Senior Plant Manager                  2,319           2,319             0

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             --------------------

                               TABLE OF CONTENTS

AVAILABLE INFORMATION................................................  2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................  2
THE COMPANY..........................................................  3
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY......................  6
SELLING STOCKHOLDERS.................................................  6
PLAN OF DISTRIBUTION.................................................  7
EXPERTS..............................................................  8



                                780,733 SHARES


                               EXIDE CORPORATION


                                 COMMON STOCK
                               ($.01 PAR VALUE)



                             --------------------

                                  PROSPECTUS

                             --------------------



                               JANUARY 23, 1996